EXHIBIT 23.4
[ACTUARIAL RISK MANAGEMENT LETTERHEAD]
Ladies and Gentlemen:
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Hythiam, Inc. and to the reference therein of our valuation report dated July 19, 2007, with respect to the identified intangible assets acquired in the acquisition of Woodcliff Healthcare Investment Partners, LLC and a controlling interest in CompCare as of January 12, 2007.
/s/ Actuarial Risk Management
Austin, Texas
November 6, 2007